EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Tel-Instrument Electronics Corp.
Carlstadt, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-18978) of Tel-Instrument Electronics Corp. of our report dated June 29, 2009, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.




/s/  BDO Seidman, LLP
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     BDO Seidman, LLP
     Woodbridge, New Jersey

June 29, 2009